UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2014

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                        Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 10, 2014, Minerals Technologies Inc. (the "Company") and Joseph C. Muscari, the Company's Chairman and Chief Executive Officer, entered into a Fourth Amendment (the "Fourth Amendment") to Mr. Muscari's Employment Agreement dated November 7, 2006. Pursuant to the Fourth Amendment, the term of Mr. Muscari's employment has been increased from seven (7) years to eight (8) years, with the term ending no earlier than March 1, 2015, and the Company agreed to provide Mr. Muscari certain office and administrative assistance after his retirement. The foregoing description does not purport to be complete and is qualified in its entirety by the Fourth Amendment, a copy of which is attached as Exhibit 10.1, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
	(d)	Exhibits

		10.1	Fourth Amendment to Employment Agreement, dated March 10, 2014, by and between Joseph C. Muscari and the Company

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Thomas J. Meek
	Name:	Thomas J. Meek
	Title:	Senior Vice President, General Counsel, Human Resources, Secretary and Chief Compliance Officer

Date: March 13, 2014